SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 31, 2002

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive officers)         (zip)

Registrant’s telephone number, including area code (908) 766-5000

None

(Former names or former address, if change since last report.)

FORM 8-K

Item 2. Acquisition or Disposition of Assets

As of October 31, 2002, pursuant to a Stock Purchase Agreement dated as of October 23, 2002, the Company purchased all of the issued and outstanding shares of Common stock (the “Shares”) of “684” Associates, Ltd., doing business as D & D Associates (“D & D”) from Stephan M. Schector (“Schector”), D & D’s sole shareholder and director. D & D is a New York corporation based in Franklin Square, New York, that provides independent medical examination (“IME”) case management services primarily to property and casualty insurance companies in the New York City metropolitan area.

The base purchase price was determined through arms-length negotiations between the parties. It consists of certain non competition agreements and $38 million in cash (subject to adjustment as set forth below if certain minimum book value requirements are not met) to be paid from internally available funds. The Stock Purchase Agreement provided that: (1) the purchase price shall be increased by an amount calculated as the total estimated additional Federal and State income taxes that Schector will have to pay as a result of the joint 338(h)(10) election, but in no event will the purchase price increase by more than $1 million: (2) the Company shall pay Schector the additional sum of $1 million in the event that the gross revenues generated by D & D during the twelve-month period commencing November 1, 2002, are equal to or exceed $32 million; and (3) the Company shall pay Schector the additional sum of $2 million if the earnings before subtracting interest expense, taxes, depreciation and amortization, as described in accordance with generally accepted accounting principles, generated by D & D during the twelve-month period commencing November 1, 2002, are equal to or exceed $7.5 million. Pursuant to the terms of the Stock Purchase Agreement, the sum of $2 million of the purchase price was deposited by the Company in escrow for a period of one year, to cover any liabilities not disclosed by D & D prior to the closing. The purchase price was paid by the Company from existing cash. Prior to the execution of the Stock Purchase Agreement, neither the Company nor any of its affiliates, any of its directors or officers, nor any associate of any director or officer had any material relationship with D & D or Schector.

Item 7.    Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The financial statements required by this item are not included herewith and will be filed within 60 days after the required filing date of this Form 8-K.

(b)	Pro-forma financial information

The financial statements required by this item are not included herewith and will be filed within 60 days after the required filing date of this Form 8-K.

(c)	Exhibits

2.1	Stock Purchase Agreement dated as of October 23, 2002 by and between Hooper Holmes, Inc. and Stephan M. Schector.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hooper Holmes, Inc.

By:	/S/ FRED LASH
Fred Lash
Senior Vice President, Chief Financial Officer & Treasurer

Date: November 8, 2002

EXHIBIT INDEX

Exhibit Number	Description

2.1	Stock Purchase Agreement dated as of October 23, 2002, by and between Hooper Holmes, Inc. and Stephan M. Schector.